                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             Avid Technology, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                             AVID TECHNOLOGY, INC.

                              AVID TECHNOLOGY PARK
                                 ONE PARK WEST
                         TEWKSBURY, MASSACHUSETTS 01876

 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON WEDNESDAY, JUNE 6, 2001

    The Annual Meeting of Stockholders of Avid Technology, Inc. (the "Company") will be held on June 6, 2001, at Fleet Bank, 100 Federal Street, Boston, Massachusetts at 10 a.m., local time, to consider and act upon the following matters:

    1.  To elect two Class II Directors to serve for the ensuing three years.

    2. To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

    3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Stockholders of record at the close of business on April 16, 2001 will be entitled to notice of and to vote at the meeting or any adjournment thereof. The stock transfer books of the Company will remain open.

    All stockholders are cordially invited to attend the meeting.

                                          By Order of the Board of Directors,
                                          ETHAN E. JACKS
                                          SECRETARY

Tewksbury, Massachusetts
April 26, 2001

    WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                             AVID TECHNOLOGY, INC.

                              AVID TECHNOLOGY PARK
                                 ONE PARK WEST
                         TEWKSBURY, MASSACHUSETTS 01876

  PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 6,
                                      2001

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Avid Technology, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on June 6, 2001 and at any adjournments of that meeting (the "Annual Meeting"). All proxies will be voted in accordance with the stockholders' instructions, and if no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

    This Proxy Statement, together with the Company's Annual Report to Stockholders for 2000, is being mailed to stockholders on or about April 26, 2001.

VOTING SECURITIES AND VOTES REQUIRED

    At the close of business on April 16, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, there were outstanding and entitled to vote an aggregate of 29,085,446 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). Stockholders are entitled to one vote per share.

    Shares of Common Stock represented in person or by proxy (including shares which abstain or do not vote for any reason with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum is present at the Annual Meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock present or represented and voting at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of Common Stock present or represented and voting at the Annual Meeting is required to ratify the selection of PricewaterhouseCoopers LLP as the Company's independent accountants for the current fiscal year.

    Shares that abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter ("broker non-votes"), will not be counted as votes in favor of such matter, and will also not be counted as votes cast or shares voting on such matter. Accordingly, abstentions and broker non-votes will not affect the voting on items submitted to the stockholders for approval at the Annual Meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information as of January 31, 2001, with respect to the beneficial ownership of the Company's Common Stock by
(i) each person known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company,
(iii) each executive officer of the Company named in the Summary Compensation Table set forth under the caption "Executive Compensation" below and (iv) all directors and executive officers of the Company as a group:

                                                            NUMBER OF SHARES   PERCENTAGE OF COMMON
                                                              BENEFICIALLY      STOCK OUTSTANDING
BENEFICIAL OWNER                                               OWNED (1)              (1)(2)
----------------                                            ----------------   --------------------
Microsoft Corporation (3).................................     3,550,048               11.8%
  One Microsoft Way
  Redmond, WA 98052
Bluewater Investment Management, Inc. (4).................     2,945,720               10.2%
  150 King Street, West
  Toronto, Ontario, Canada M5H 1J9
Dimensional Fund Advisors Inc. (5)........................     1,816,400                6.3%
  1299 Ocean Avenue, 11th Floor
  Santa Monica, CA 90401
Peter C. Gotcher (6)......................................       310,279                1.1%
Charles T. Brumback (7)...................................        60,245                  *
Robert M. Halperin (8)....................................        87,500                  *
Nancy Hawthorne (9).......................................        27,063                  *
Roger J. Heinen, Jr. (10).................................        23,750                  *
William J. Warner.........................................       190,000                  *
Pamela F. Lenehan (11)....................................            --                  *
David A. Krall (12).......................................       148,316                  *
William L. Flaherty (13)..................................       187,205                  *
David R. Froker (14)......................................        93,323                  *
Charles L. Smith (15).....................................        74,936                  *
Ethan Jacks (16)..........................................        45,000                  *
Joseph Bentivegna (17)....................................        74,582                  *
All directors and executive officers as a group (16            1,401,071                4.7%
  persons) (18)...........................................

------------------------

*   Less than 1%

(1) The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of such shares. Unless otherwise indicated, each person listed above has sole voting and/or investment power with respect to the shares listed. Any reference in the footnotes below to shares subject to stock options held by the person or entity in question relates only to stock options which were exercisable on, or within 60 days after, January 31, 2001.

(2) In calculating the percentage of the Company's Common Stock beneficially owned by each person or entity listed, the number of shares deemed outstanding consists of the 28,875,370 shares actually outstanding as of January 31, 2001, plus, for that person or entity only, any shares subject to options that were exercisable on, or within 60 days after, January 31, 2001.

(3) Includes 1,155,235 shares subject to a Common Stock Purchase Warrant issued in connection with the acquisition of Softimage Inc.

(4) Beneficial ownership as reported in an amendment to a Schedule 13G filed with the Securities and Exchange Commission (the "Commission") on January 22, 2001.

(5) Beneficial ownership as reported in a Schedule 13G filed with the Commission on February 2, 2001.

(6) Includes 60,075 shares subject to stock options. Mr. Gotcher, currently a director, has informed the Board that he will not be standing for reelection to the Board when his current term expires at the Annual Meeting.

(7) Includes 59,245 shares subject to stock options.

(8) Includes 57,500 shares subject to stock options.

(9) Consists of shares subject to stock options.

(10) Consists of shares subject to stock options. Mr. Heinen, currently a director, has informed the Board that he will not be standing for reelection to the Board when his current term expires at the Annual Meeting.

(11) Ms. Lenehan was elected to the Board in April 2001.

(12) Includes 127,187 shares subject to stock options.

(13) Includes 152,500 shares subject to stock options.

(14) Includes 90,954 shares subject to stock options.

(15) Includes 66,621 shares subject to stock options.

(16) Consists of shares subject to stock options.

(17) Includes 65,478 shares subject to stock options.

(18) Includes 849,470 shares subject to stock options.

                             ELECTION OF DIRECTORS

    The Company's Board of Directors consists of three classes (designated Class I, Class II and Class III Directors), with members of each class holding office for overlapping three-year terms.

    The persons named in the enclosed proxy will vote to elect David A. Krall and Pamela F. Lenehan as Class II Directors, unless authority to vote for the election of any or all of the nominees is withheld by marking the proxy to that effect. All of the nominees have indicated their willingness to serve if elected, but if any or all of the nominees should be unable or unwilling to serve, proxies may be voted for substitute nominee(s) designated by the Board of Directors.

DIRECTORS

    Set forth below regarding each continuing director and each of the nominees for director is each such person's name, age, position with the Company, if any, principal occupation, business experience during at least the past five years and the names of other publicly held corporations for which such director (including the two nominees for Class II Directors) serves as a director and the year during which each such person first became a director of the Company.

NOMINEES

          CLASS II DIRECTORS (TERMS TO EXPIRE AT 2004 ANNUAL MEETING)

    David A. Krall, 40, has served as a director since October 2000 and has been an employee of the Company since 1995. Mr. Krall has served as President and Chief Executive Officer of the Company since April 2000 and served as President and Chief Operating Officer of the Company from October 1999 until April 2000. Previously, Mr. Krall served as Chief Operating Officer of Digidesign from
July 1998 to October 1999 and as Vice President of Engineering of Digidesign from June 1996 to July 1998.

    Pamela F. Lenehan, 48, has served as a director and member of the Audit Committee since April 2001. Since March 2000, Ms. Lenehan has been Vice President and Chief Financial Officer of Convergent Networks, Inc., a manufacturer of next generation switching equipment. From February 1995 until January 2000, she was Senior Vice President, Corporate Development and Treasurer of Oak Industries, Inc., a manufacturer of telecommunications components. Previously, Ms. Lenehan was a Managing Director at Credit Suisse First Boston.

CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

          CLASS III DIRECTORS (TERMS TO EXPIRE AT 2002 ANNUAL MEETING)

    Robert M. Halperin, 72, has served as a director since May 1991 and as Chairman of the Board since November 1999. Mr. Halperin was Vice Chairman of the Board of Raychem Corporation from April 1990 to November 1994. Prior to
April 1990, Mr. Halperin was President of Raychem Corporation. Mr. Halperin is also a director of Vitria Technology, Inc.

    William J. Warner, 46, the founder of the Company, has served as a director since the Company's inception in September 1987 and is a part-time employee of the Company. Mr. Warner was President and Chief Executive Officer of the Company from its inception through, respectively, May and September 1991. From
January 1992 through June 1996, Mr. Warner was President of Wildfire Communications, Inc., a developer of personal communications products;
Mr. Warner also served as Chairman of the Board of Directors of Wildfire from January 1992 through April 2000. Since June 2000, Mr. Warner has been the President of Future Boston, Inc., a non-profit organization.

           CLASS I DIRECTORS (TERMS TO EXPIRE AT 2003 ANNUAL MEETING)

    Charles T. Brumback, 72, became a director of the Company in April 1996.
Mr. Brumback was Chairman of Tribune Company ("Tribune") from January 1993 to December 1995 and Chief Executive Officer from August 1990 to May 1995. Previously, he served as President and Chief Operating Officer of Tribune and President and Chief Executive Officer of Chicago Tribune Company. He served as a Tribune board member from 1981 through May 1996.

    Nancy Hawthorne, 49, became a director of the Company in October 1997. Since October 1997, Ms. Hawthorne has been Chief Executive Officer and Managing Partner of Hawthorne, Krauss & Associates, LLC, a provider of consulting services to corporate management. Since September 1999, Ms. Hawthorne has also served as Chair of the Board of Directors of World Clinic, Inc., an e-medicine firm. Previously, Ms. Hawthorne served as Executive Vice President--Enterprise Transformation at MediaOne, a telecommunications firm. She also served as Senior Vice President and Chief Financial Officer of MediaOne from 1992 to 1996.
Ms. Hawthorne is also a director of Perini Corporation and LifeFX, Inc.

BOARD AND COMMITTEE MEETINGS

    During 2000, the Board of Directors met seven times and acted by written consent four times. Each director was present for at least 75% of the aggregate number of Board meetings and meetings held by all committees on which that director then served.

    The Company has a standing Compensation Committee of the Board of Directors which reviews, and recommends to the Board for approval, the compensation programs for the Chief Executive Officer, other executive officers and key employees. The Compensation Committee also administers the Company's bonus and incentive plans and programs, including stock option and stock purchase plans. The Compensation Committee met twice and acted by written consent six times during 2000. The current members of the Compensation Committee are Messrs. Brumback and Halperin.

    The Company has a standing Audit Committee of the Board of Directors, which monitors and reviews the Company's financial statements and the underlying reporting policies and internal controls, recommends the selection of the Company's independent auditors, and reviews whether non-audit services provided by the independent auditor undermine the auditor's independence. The Audit Committee met five times during 2000. In April 2001, Ms. Lenehan was appointed to the Audit Committee, joining Mr. Brumback and Ms. Hawthorne as the Committee's current members.

    The Company has a standing Nominating and Governance Committee of the Board of Directors which recommends nominees for director and reviews the corporate governance structure of the Company. The Nominating and Governance Committee held no meetings, but acted once by written consent during 2000. The Nominating and Governance Committee will consider nominees recommended by stockholders. Stockholders who wish to recommend nominees for director should submit such recommendations to the Secretary of the Company, at the principal offices of the Company, who will forward such recommendations to the Nominating and Governance Committee for consideration. The current members of the Nominating and Governance Committee are Messrs. Brumback and Halperin.

DIRECTORS' COMPENSATION

    The members of the Board of Directors who are not employees of the Company are each paid an annual retainer of $15,000 and a fee of $1,500 for each meeting attended. Under the Company's 1993 Director Stock Option Plan (the "Director Plan"), non-employee directors may elect to receive such amounts as options in lieu of cash. Such options are fully exercisable upon grant, have an exercise price equal to half of the fair market value of the Company's Common Stock on the date of grant, and cover a number of shares equal to the cash that would otherwise be payable divided by the exercise price.

    Under the Director Plan, members of the Board of Directors who are not officers or employees of the Company or any subsidiary of the Company receive an option to purchase 10,000 shares of Common Stock upon their initial election to the Board of Directors. In addition, each director receives an option to purchase 10,000 shares of Common Stock on the date of each annual meeting of stockholders, provided the director has then served a minimum of six months on the Board of Directors. Each option becomes exercisable in accordance with the vesting schedule determined for such option by the Board at the time of grant.

    The Company does not pay directors who are also employees in connection with their service on the Board of Directors. The Company reimburses all of its directors for their out-of-pocket expenses in connection with performing their duties as directors of the Company.

EXECUTIVE COMPENSATION

    The following table sets forth certain information for each of the last three fiscal years regarding the compensation of the two individuals who served as the Company's Chief Executive Officer in 2000 and four other executive officers as required under the rules of the Commission (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                ANNUAL COMPENSATION                LONG-TERM COMPENSATION
                                     ------------------------------------------   -------------------------
                                                                                  RESTRICTED    SECURITIES
                                                                                    STOCK       UNDERLYING     ALL OTHER
NAME AND                                         SALARY                 OTHER       AWARDS       OPTIONS      COMPENSATION
PRINCIPAL POSITION                     YEAR       ($)      BONUS ($)     ($)       ($) (1)     (SHARES) (#)     ($) (2)
------------------                   --------   --------   ---------   --------   ----------   ------------   ------------
David A. Krall (3).................    2000     384,113     145,302         --          --        100,000        167,716
  President and Chief                  1999     260,949     119,204         --     114,900(4)     100,000          4,900
  Executive Officer                    1998     198,334     157,850         --          --         45,000          4,296

William L. Flaherty (5)............    2000     141,667     100,000         --          --             --          4,250
  Former Acting Chief                  1999     315,000          --         --          --         60,000          4,800
  Executive Officer                    1998     285,000     350,550         --          --         80,000          3,168

David R. Froker....................    2000     300,000     174,000         --          --         35,000          4,563
  Vice President, General              1999     265,000     132,504         --          --         40,000          4,445
  Manager, Digidesign                  1998     240,000     246,000         --          --         60,000          3,168

Charles L. Smith...................    2000     275,000      79,750         --          --         25,000        158,428
  Vice President of                    1999     229,168     129,150         --      80,430(4)      50,000          5,000
  Worldwide Sales,                     1998     210,000     140,423         --          --         23,000          3,000
  Marketing & Services

Ethan E. Jacks (6).................    2000     255,703     137,283         --          --         75,000          4,392
  Vice President of                    1999     151,145      25,000         --          --         52,500          4,275
  Business Development
  and Chief Legal Officer

Joseph Bentivegna..................    2000     241,038      71,094         --          --         50,000          4,500
  Vice President                       1999     212,000          --        430(7)       --         20,000          4,465
  Avid Media Solutions                 1998     200,000     205,000     59,125(8)       --         20,000          4,250

------------------------

(1) The following numbers of shares of restricted stock held by each of the Named Executive Officers constitute all shares of restricted stock held by each as of December 31, 2000. The value of such shares is based on $18.2656 per share, the last sale price of the Company's Common Stock on Friday, December 29, 2000 as reported on the Nasdaq National Market.

                                                           SHARES (#)   VALUE ($)
                                                           ----------   ---------
Mr. Krall................................................    11,954      218,227
Mr. Flaherty.............................................    11,817      215,726
Mr. Froker...............................................     2,000       36,511
Mr. Smith................................................     4,900       89,452
Mr. Jacks................................................         0           --
Mr. Bentivegna...........................................       600       10,953

(2) In each case, constitutes a matching contribution under the Company's 401(k) Plan. In addition, Mr. Krall and Mr. Smith were reimbursed $165,903 and $153,641, respectively, for travel and temporary living expenses while commuting from California to Massachusetts, as well as subsequent moving expenses.

(3) Mr. Krall joined the Company in December 1995, and became Vice President of Engineering for Digidesign in June 1996 and Chief Operating Officer of Digidesign in July 1998. Mr. Krall became President and Chief Operating Officer of the Company in October 1999 and President and Chief Executive Officer of the Company in April 2000.

(4) Represents the fair market value of shares of restricted stock when issued on October 26, 1999, less the par value purchase price per share. Such shares vest in two installments of 40% and 60% on the first and second respective anniversaries of the date of grant, and may not be transferred until vested. The shares are held in escrow by the Company until vested. While held in escrow, the Named Executive Officer retains the rights and privileges of share ownership, including, but not limited to, the receipt of dividends.

(5) Mr. Flaherty joined the Company in September 1996, became Vice President of Finance and Chief Financial Officer of the Company in January 1997 and became Treasurer of the Company in December 1997. Mr. Flaherty served as the Acting Chief Executive Officer of the Company from October 1999 through April 2000, and left the Company in May 2000.

(6) Mr. Jacks joined the Company in March 1999 and served as General Counsel and Vice President of Business Development until April 2000. From April 2000 to November 2000, Mr. Jacks also served as Acting Chief Financial Officer of the Company. In November 2000, Mr. Jacks became Vice President of Business Development and Chief Legal Officer of the Company.

(7) Constitutes a tax equalization payment. Per Avid's compensation policy, an employee on overseas assignment is eligible for a tax equalization payment equal to the amount actually paid by the employee in worldwide taxes in excess of what would have been paid had the employee not been on foreign assignment.

(8) Constitutes a tax equalization payment of $28,771, a supplement for being on foreign assignment of $22,164 and business travel expenses to Asia of $8,190 prior to relocating there.

                       OPTION GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information regarding options granted to the Named Executive Officers during the fiscal year ended December 31, 2000.

                                                                                                 POTENTIAL REALIZABLE
                                                    INDIVIDUAL GRANTS                              VALUE AT ASSUMED
                           -------------------------------------------------------------------     ANNUAL RATES OF
                                                   PERCENT OF TOTAL                               STOCK APPRECIATION
                           NUMBER OF SECURITIES   OPTIONS GRANTED TO    EXERCISE                  FOR OPTION TERM(4)
                            UNDERLYING OPTIONS    EMPLOYEES IN FISCAL   PRICE ($/   EXPIRATION   --------------------
NAME                          GRANTED(#)(1)           YEAR (%)(2)       SHARE)(3)      DATE       5%($)      10%($)
----                       --------------------   -------------------   ---------   ----------   --------   ---------
David A. Krall...........        100,000                    3.1           11.38       4/25/10    715,368    1,812,882

William L. Flaherty......             --                     --              --            --         --           --

David R. Froker..........         35,000                    1.1           14.50       5/03/10    319,164      808,824

Charles L. Smith.........         25,000                    0.8           14.50       5/03/10    227,974      577,732

Ethan E. Jacks...........         75,000                    2.3           11.88       4/26/10    560,109    1,419,427

Joseph Bentivegna........         25,000                    0.8           14.50       5/03/10    227,974      577,732
                                  25,000                    0.8           10.44       7/17/10    164,102      415,867

------------------------

(1) Options vest over a two-year period (25% in four equal semi-annual installments).

(2) Based on grants of options to employees of the Company during 2000 to purchase up to an aggregate of 3,290,353 shares of Common Stock.

(3) Fair market value of the Company's Common Stock on the date of grant.

(4) Potential realizable value is based on an assumption that the market price of the Company's Common Stock will appreciate at the stated rate, compounded annually, from the date of grant until the end of the ten-year term. These values are calculated based on rules promulgated by the Commission and do not reflect the Company's estimate or projection of future stock price. Actual gains, if any, on stock option exercises will depend upon the future performance of the Company's Common Stock.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

    The following table sets forth information regarding options exercised during the year ended December 31, 2000 by the Named Executive Officers.

                              SHARES                        NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                             ACQUIRED                      UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                            ON EXERCISE      VALUE       OPTIONS AT FISCAL YEAR-END          AT FISCAL YEAR-END
NAME                            (#)       REALIZED ($)    EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE ($)*
----                        -----------   ------------   ---------------------------   -------------------------------
David A. Krall............         --            --         123,438        144,999        602,420          867,957
William L. Flaherty.......         --            --         146,250         63,750        427,712          215,566
David R. Froker...........     15,000        96,818          82,204         75,625        150,562          236,659
Charles L. Smith..........         --            --          65,183         53,375        222,914          242,870
Ethan E. Jacks............         --            --          43,125         84,375        197,343          436,991
Joseph Bentivegna.........         --            --          59,124         63,437        171,357          343,516

------------------------

* The per-share value of unexercised in-the-money options is calculated by subtracting the option exercise price from $18.2656, the last sale price of the Company's Common Stock on Friday, December 29, 2000 as reported on the Nasdaq National Market.

EMPLOYMENT AND OTHER AGREEMENTS

    The Company has employment agreements with each of its Named Executive Officers, which provide certain severance benefits, including the payment of up to 12 months of such officer's base salary, if the Company terminates such officer's employment other than for cause or if the officer terminates employment under certain limited circumstances. During the period from the first to the second anniversary after such a termination, the Company will pay the officer the amount by which his or her monthly base salary at the time of termination exceeds the monthly compensation from any new employer. In addition, the Company will pay the officer his or her target incentive compensation for the last full calendar year preceding the year of their termination. Finally, the Company will immediately vest those stock options and shares of restricted stock that were due to vest within twelve months of the employee's date of termination.

    The Company also has agreements with each such officer providing that, upon any termination of employment without cause or for good reason (as defined) within two years following a change in control, the officer will receive severance benefits of up to such officer's base salary plus the greater of
(i) two times such officer's annual bonus or (ii) two times such officer's target bonus award for the year in which such termination occurred (grossed up to cover any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code")) and any unvested options and restricted stock then held by such officer will become immediately vested and exercisable in full.

REPORT OF THE COMPENSATION COMMITTEE

    During 2000, the Compensation Committee of the Board of Directors (the "Committee") consisted of Messrs. Brumback and Halperin. Both members of the Committee are non-employee directors. The Committee establishes and administers the policies that govern both annual compensation and equity ownership. This report is submitted by the Committee (as comprised at the end of 2000) and addresses the Company's policies for fiscal 2000 as they apply to the Named Executive Officers.

    The Company uses its compensation program to achieve the following objectives:

    - To provide compensation that attracts, motivates and retains the best talent and highest caliber people to serve customers and achieve strategic objectives;

    - To align management's interest with the success of the Company;

    - To align management's interests with those of stockholders by including long-term equity incentives; and

    - To increase the profitability of the Company and, accordingly, increase stockholder value.

    OVERVIEW. The Committee believes that its executive compensation program provides an overall level of compensation that is competitive in the computer-based digital editing industry and among companies of comparable size and complexity. At the beginning of each fiscal year, the Company establishes an annual salary plan for the Company's executive officers based on its review of salary data for executive officers at comparable companies. The Company's executive compensation program consists of base salary, annual incentive compensation, long-term equity incentives in the form of stock options and certain benefits, such as the Company's employee stock purchase program, medical and life insurance and 401(k) savings plans, which are generally available to all U.S.-based employees of the Company.

    SALARY. Base salary compensation is generally set within the range of salaries of executive officers with comparable qualifications, experience and responsibilities at other companies in the same or similar business and of comparable size. In addition to external market data, salary is determined by the Company's financial performance and the individual's performance based on predetermined non-financial objectives. Non-financial objectives include an individual's contribution to the Company as a whole, including his or her ability to motivate others, develop the skills necessary to grow as the Company matures, recognize and pursue new business opportunities and initiate programs to enhance the Company's growth and success.

    INCENTIVE COMPENSATION. The Executive Variable Compensation Program was the Company's incentive program for executive officers in 2000. The primary purpose of the program was to provide cash incentives to executives to achieve the financial goals established by the Company at the beginning of 2000. Cash bonuses for 2000 awarded to executive officers of the Company, including those received by the Named Executive Officers as described in the Summary Compensation Table under "Executive Compensation," were determined objectively based on the achievement of the Company's revenue and earnings goals for fiscal 2000. In addition, certain executive officers also received a one-time bonus in 2000 in connection with their performance of special assignments.

    LONG-TERM INCENTIVE COMPENSATION. Long-term incentive compensation, in the form of stock options, grants of restricted stock and offerings under the Company's stock purchase plan, helps to align the interests of management and stockholders and enables executives to develop a long-term stock ownership position in the Company.

    STOCK OPTIONS. In addition to considering an executive's past performance, the Company's desire to retain an individual is of paramount importance in the determination of stock option grants. In order to encourage key employees to continue in the employ of the Company and to motivate such employees to improve long-term stock market performance, stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and generally vest over a two-year or four-year period.

    EMPLOYEE STOCK PURCHASE PLAN. The Company's employee stock purchase program, which is available to virtually all employees, including executive officers, allows participants to purchase shares of the Company's Common Stock at a 15 percent discount from the fair market value of the Common Stock at the beginning or end of the applicable purchase period.

    COMPENSATION OF CHIEF EXECUTIVE OFFICERS. As the Company's President and Chief Executive Officer from April 2000 to December 2000 and as President and Chief Operating Officer of the Company from January 2000 to April 2000, David A. Krall received salary compensation of $384,113. Mr. Krall's annual salary for 2000 was determined based on an assessment of comparative industry salaries using established executive compensation surveys. Mr. Krall's cash bonus of $145,302 was determined objectively based on the Company's performance in 2000 in accordance with the terms of the Company's Executive Variable Compensation Program. See "INCENTIVE COMPENSATION." In addition, Mr. Krall was reimbursed $165,903 for relocation expenses, which included four months of travel and living expenses incurred while commuting to the Company's headquarters in Massachusetts from his home in California, as well as subsequent moving expenses.

    In April 2000, the Company granted Mr. Krall an option to purchase up to 100,000 shares of Common Stock at $11.375 per share. One-quarter of these shares will vest and become exercisable six months after the date of grant, and the remaining shares will become exercisable in three equal semi-annual installments thereafter. The Committee believes that this option provides an appropriate long-term incentive for continued efforts on behalf of the Company.

    As the Company's Acting Chief Executive Officer from October 1999 to
April 2000, William L. Flaherty received $141,667 in salary compensation.
Mr. Flaherty's salary was determined based on a review of comparative industry salaries. Mr. Flaherty received cash bonus compensation of $100,000 for 2000. Mr. Flaherty's bonus was granted in recognition of his service as Acting Chief Executive Officer.

    IMPACT OF SECTION 162(M) OF THE INTERNAL REVENUE CODE. Section 162(m) of the Code generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to a corporation's chief executive officer or any of its other four most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. The Committee reviews the potential effect of
Section 162(m) periodically and generally seeks to structure the stock options granted to its executive officers in a manner that is intended to avoid disallowances under Section 162(m). However, the Committee reserves the right to use its judgment to authorize compensation payments which may be in excess of the limit when the Committee believes such payments are appropriate and in the best interests of the stockholders, after taking into consideration changing business conditions and the officer's performance.

                                          COMPENSATION COMMITTEE
                                          Robert M. Halperin
                                          Charles T. Brumback

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of the Compensation Committee in 2000 were Messrs. Halperin and Brumback, neither of whom is an employee or former employee of the Company. No executive officer of the Company is a member of the compensation committee of another corporation or other entity (or other persons serving an equivalent function for such entity) whose executive officers served on the Company's Board of Directors.

REPORT OF THE AUDIT COMMITTEE

    For the fiscal year ended December 31, 2000, the Audit Committee of the Company's Board of Directors was composed of two members and acted under a written charter restated and approved by the Board in December 2000. A copy of the restated charter is attached to this proxy statement as Appendix A. The members of the Audit Committee were independent directors, as defined by the charter and the rules of the Nasdaq Stock Market.

    The Audit Committee reviewed the Company's audited financial statements for the fiscal year ended December 31, 2000 and discussed these financial statements with the Company's management. The Audit Committee also reviewed and discussed the audited financial statements and the matters required by Statement on Auditing Standards 61 (Communication with Audit Committees) with PricewaterhouseCoopers LLP, the Company's independent auditors. SAS 61 requires the Company's independent auditors to discuss with the Company's Audit Committee, among other things, the following:

    - the initial selection of and changes in significant accounting policies;

    - methods to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of those estimates;

    - adjustments arising from the audit that, in the auditors' judgment, have a significant effect on the entity's financial reporting;

    - serious difficulties, if any, encountered in dealing with management in the performance of the audit; and

    - disagreements, of which there were none, with management over the application of accounting principles, the basis for management's accounting estimates and the disclosures in the financial statements.

    The Company's independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors to disclose annually in writing all relationships that in the auditors' professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of their independence. The Audit Committee also considered whether the independent auditors' provision of the other, non-audit related services to the Company, which are referred to in "Discussion of Auditor Independence" below, is compatible with maintaining such auditors' independence.

    Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                          AUDIT COMMITTEE

                                          Charles T. Brumback
                                          Nancy Hawthorne

INDEPENDENT AUDITOR'S FEES AND OTHER MATTERS

AUDIT FEES

    PricewaterhouseCoopers LLP ("PwC") billed the Company an aggregate of $661,117 in fees for professional services rendered in connection with the audit of the Company's financial statements for the most recent fiscal year and the reviews of the financial statements included in each of the Company's Quarterly Reports on Form 10-Q during the fiscal year ended December 31, 2000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    PwC did not bill the Company for any professional services rendered to the Company and its affiliates for the fiscal year ended December 31, 2000 in connection with financial information systems design or implementation, the operation of the Company's information system or the management of its local area network.

ALL OTHER FEES

    PwC billed the Company an aggregate of $269,953 in fees for other services rendered to the Company and its affiliates for the fiscal year ended
December 31, 2000, primarily for tax compliance and advisory services and accounting advisory services.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Based solely on its review of copies of reports filed by persons required to file such reports with respect to beneficial ownership of securities of the Company ("Reporting Persons") pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and written representations from certain Reporting Persons, the Company believes that all filings required to be made by Reporting Persons of the Company were timely made in accordance with the requirements of the Exchange Act.

STOCK PERFORMANCE GRAPH

    The following graph compares the cumulative total stockholder return on the Common Stock of the Company for the last five years with the cumulative total return of (i) the Nasdaq National Market Index and (ii) a Peer Group Index* over the same period. This comparison assumes the investment of $100 on December 31, 1995 in the Company's Common Stock, the Nasdaq National Market Index and the Peer Group Index and assumes dividends, if any, are reinvested.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Dollars

                     12/29/95  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
Avid Technology,
Inc                       100     54.61    140.79    123.03     68.75     96.14
Peer Group Index          100    101.89     99.47    107.56    407.93    211.85
Nasdaq Market Index       100    124.27       152    214.39    378.12    237.66

* Peer Group Index reflects the stock performance of the 87 publicly traded companies which comprise the SIC Code Index 3663 (Radio and Television Broadcasting and Communications Equipment).

              RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

    The Audit Committee has selected the firm of PricewaterhouseCoopers LLP ("PwC") as the Company's independent accountants for the current fiscal year. PwC has served as the Company's independent accountants since 1992. Although stockholder ratification of the selection of PwC is not required by law, the Board of Directors believes that it is advisable to give stockholders the opportunity to ratify this selection. If this proposal is not approved at the Annual Meeting, the Company will reconsider the selection of PwC.

    Representatives of PwC are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

    Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

    All costs of solicitation of proxies will be borne by the Company. In addition to solicitations by mail, the Company's directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, telegraph and personal interviews. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of shares held in their names and the Company will reimburse them for out-of-pocket expenses incurred on behalf of the Company.

STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company at its principal office in Tewksbury, Massachusetts not later than Thursday, December 27, 2001 in order to be included in the Company's proxy statement for that meeting.

    In addition, the Company's by-laws require all stockholder proposals to be timely submitted in advance to the Company at the above address (other than proposals submitted for inclusion in the Company's proxy statement and form of proxy card, which are addressed above). To be timely, the notice must be received by the Company no later than March 24, 2002 or 60 days before the date of the 2002 Annual Meeting, whichever is later. The Company has not yet set a date for the 2002 Annual Meeting. However, if the 2002 annual meeting is held on June 6, 2002 (the anniversary of the 2001 Annual Meeting), the deadline for delivery of the notice is expected to be Monday, April 8, 2002.

                                          By Order of the Board of Directors,

                                          ETHAN E. JACKS

                                          SECRETARY

April 26, 2001

    THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT STOCKHOLDERS PLAN TO ATTEND, STOCKHOLDERS ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR SHARES PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                   APPENDIX A
                             AVID TECHNOLOGY, INC.
                        RESTATED AUDIT COMMITTEE CHARTER
                                DECEMBER 6, 2000

    The purpose of the Audit Committee is to review the Company's financial reporting and the adequacy and effectiveness of its internal controls and policies to confirm that (i) the Company maintains books and records which, in reasonable detail, accurately and fairly reflect the transactions and disposition of the assets of the Company; (ii) the Company's income statements, cash flow statements and balance sheets are accurate; and (iii) the Company has established and maintains a system of internal accounting controls sufficient to provide reasonable assurances that certain broad financial objectives are met.

    The Audit Committee will meet periodically with the Company's internal audit staff, with the Chief Financial Officer, and the Company's independent auditors and its outside legal counsel. It will review Management's program of accounting policies and internal controls and establish, monitor and review with Management such steps as may be necessary for corrective action of any weaknesses which may be discovered by internal or external auditors. The Audit Committee will review the independent auditor's control recommendations and monitor Management's action programs to correct deficiencies in the controls throughout the Company.

    Specific responsibilities of the Audit Committee include the following:

    1.  Review and reassessment of this charter at least annually;

    2. Selection of outside accountants to serve as independent auditors, who shall be accountable to the Audit Committee and the Company's Board of
       Directors:

       (a) Review the firm's qualifications and the experience of their professional staff; and

       (b) Verify the auditor's independence, efficiency and compatibility with Management.

    3.  Review the overall plan and scope of the annual audit:

       (a) The Company's financial reporting requirements and schedule;

       (b) Relationship between internal accounting controls and audit scope;

       (c) Compliance with generally accepted accounting principles, applied on a consistent basis with prior periods;

       (d) Changes in the Company's organization or operations which affect the scope of the audit;

       (e) Potential problems which might cause qualified opinion by the auditors; and

       (f) Accounting principles for new transactions and auditor's evaluation.

    4. Meet with Management regularly and with independent auditors periodically to review financial statements and other interim results.

    5. Periodically meet with Company's fiscal and accounting management, and with the independent auditing firm, to review the adequacy and effectiveness of the Company's overall internal control structure.

    6. Review independent auditor's recommendations in detail and monitor Management's action steps to implement them. Identify unanticipated problems which arose during the audit and how they were resolved. Review any and all audit adjustments or disclosures required by the independent auditor in detail, and follow up with Management to explain the deficiencies and steps taken to prevent their future occurrence.

    7. Ensure that they receive from the independent auditor the formal written statement delineating all relationships between the auditor and the Company, consistent with Independence Standards Board Standard No. 1, and actively engage in dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and take, or recommend that the Board of Directors take, appropriate action to oversee the independence of the independent auditor.

    8. Review and monitor all non-audit services provided by the independent auditor, including tax preparation and management advisory services, to supervise the scope and charges for such services.

    The members of the Audit Committee shall elect a Chairperson by majority vote. The Audit Committee will establish its own schedules for regular meetings and specific requirements for Management reporting and will make a report to the full Board of Directors at each regular Board meeting that follows a meeting of the Audit Committee. Minutes of meetings shall be recorded by the Secretary of the Company.

    The Audit Committee shall be comprised of at least three directors of the Company, each of whom shall be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement, or shall become able to do so within a reasonable time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall have past employment experience in finance or accounting, professional certification in accounting, or other comparable experience or background which results in the member having financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

    In addition, each member of the Audit Committee shall be an Independent Director. An "Independent Director" means a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship which, in the opinion of the Company's board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The following persons shall not be considered Independent Directors:

    (a) A director who is employed by the Company or any of its affiliates for the current year or any of the past three years;

    (b) A director who accepts any compensation from the Company or any of its affiliates in excess of $60,000 during the previous fiscal year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation;

    (c) A director who is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer. Immediate family includes a person's spouse, parents, children, siblings, mother-in-law, father-in-law, brother-in-law, sister-in-law, son-in-law, daughter-in-law, and anyone who resides in such person's home;

    (d) A director who is a partner in, or a controlling shareholder or an executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's or business organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years;

    (e) A director who is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

    Under exceptional and limited circumstances, one director who has a relationship making him or her not independent, and who is not a Company employee or an immediate family member of a Company employee, may serve on the Audit Committee if the Board of Directors determines that the director's membership on the Audit Committee is required by the best interests of the Company and its shareholders, and discloses in the next annual proxy statement after such determination the nature of the relationship and the reasons for the determination.

                                                                      1174-PS-01

ZAVI2B                            DETACH HERE


                                     PROXY


                             AVID TECHNOLOGY, INC.

                        ANNUAL MEETING OF STOCKHOLDERS

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY


   The undersigned, having received notice of the meeting and the accompanying proxy statement, and revoking all prior proxies, hereby appoints Messrs. David A. Krall and Ethan E. Jacks and Ms. Carol E. Kazmer, and each of them individually, with full power of substitution, as proxies to represent and vote all shares of stock which the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Stockholders of Avid Technology, Inc. to be held at Fleet Bank, 100 Federal Street, Boston, Massachusetts, on Wednesday, June 6, 2001, at 10:00 a.m., and at any adjournment thereof, with respect to the following matters set forth on the reverse side.

------------                                                       -----------
SEE REVERSE        CONTINUED AND TO BE SIGNED ON REVERSE SIDE      SEE REVERSE
   SIDE                                                                SIDE
------------                                                       -----------

ZAVI2A                            DETACH HERE

       PLEASE MARK
  /X/  VOTES AS IN
       THIS EXAMPLE.

                                                                                                           FOR   AGAINST   ABSTAIN
      1.  To elect the two nominees listed below to serve             2. To ratify the selection of
          as Class II Directors for a term of three years.               PricewaterhouseCoopers LLP as     / /     / /       / /
          Nominees:  (01) David A. Krall                                 independent accountants of the
                     (02) Pamela F. Lenehan                              Company.


          FOR                     WITHHELD         MARK HERE
          ALL    / /         / /  FROM ALL       IF YOU PLAN TO  / /
        NOMINEES                  NOMINEES         ATTEND THE
                                                    MEETING

                                                  MARK HERE
                                                  FOR ADDRESS   / /
                                                  CHANGE AND
   / / _______________________________________    NOTE BELOW
       For all nominees except as noted above
                                                                         In their discretion, the proxies are authorized to vote
                                                                         upon such other matters as may properly come before the
                                                                         meeting or any adjournment thereof. This proxy, when
                                                                         properly executed, will be voted in the manner directed
                                                                         herein by the undersigned. If no direction is given, this
                                                                         proxy will be voted FOR Proposals 1 and 2.

                                                                         Please sign and return immediately.

                                                                         When signing as attorney, executor, administrator,
                                                                         trustee or guardian, please give full title. If more
                                                                         than one trustee, all should sign. All joint owners
                                                                         must sign.

Signature: _____________________________  Date: _______________  Signature: _____________________________  Date: _______________
